                  FOURTH AMENDMENT TO PARTICIPATION AGREEMENT,
               SECOND AMENDMENT TO MASTER LEASE AND LOAN AGREEMENT

         THIS FOURTH AMENDMENT dated as of April 11, 2002 (this "Amendment") amends the Participation Agreement dated as of April 30, 1998 (as previously amended, the "Participation Agreement") by and among MARYGREEN, LLC, a Delaware limited liability company, as the Lessee (together with any permitted successors and assigns, the "Lessee"); TRUSERV CORPORATION, a Delaware corporation, as the Lessee Agent, Construction Agent and Guarantor (in its capacity as Lessee Agent, the "Lessee Agent"; in its capacity as Construction Agent, the "Construction Agent"; and in its capacity as Guarantor, the "Guarantor"); TRUSERV 1998 TRUST, a Delaware business trust, as the Lessor Trust (the "Lessor Trust"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, individually as set forth herein and as Trustee under the Lessor Trust ("Owner Trustee"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as a Certificate Holder (together with any permitted successors and assigns thereto, each a "Certificate Holder" and collectively the "Certificate Holders"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as Agent Certificate Holder for the Certificate Holders (in such capacity, the "Agent Certificate Holder"); BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BMO as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger"). Terms defined in the Participation Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger have entered into the Participation Agreement; and

         WHEREAS, the Lessee and Lessor Trust have entered into the Master Lease and a prior amendment thereto; and

         WHEREAS, the Lessor Trust, the Lenders and the Administrative Agent have entered into the Loan Agreement and a prior amendment thereto; and

         WHEREAS, the parties hereto desire to amend the Participation Agreement, Appendix A to the Participation Agreement, the Master Lease and the Loan Agreement as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Amendment to Participation Agreement and Appendix A. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Participation Agreement and Appendix A shall be amended in accordance with this Section:

         Section 1.1. Amended and Restatement of Appendix A. Appendix A is hereby amended and restated in its entirety to read as set forth on Appendix A attached hereto.

         Section 1.2. Adjusted Eurodollar Rate. All references to Adjusted Eurodollar Rate in the Participation Agreement are hereby deleted and specifically (i) Section 3.5 shall be amended by placing a period after "Base Rate" and deleting the remainder of such Section, (ii) Sections 3.6, 13.7, 13.8, 13.9, and 13.10 are hereby deleted and "Intentionally Deleted" inserted in their place and (iii) Section 4.1 is hereby amended by deleting the first sentence thereof and replacing it with: "The amount of the Certificate Holder Amounts outstanding from time to time shall accrue yield ("Yield") at the Yield Rate, calculated using the actual number of days elapsed and a 365/366 day year basis."

         Section 1.3. Mandatory Prepayments. The following Subsection is hereby added to the end of Section 4.3(b):

                  "(iii) Upon receipt of any amounts from the Intercreditor Agreement, such amounts shall be applied in accordance with Article VII hereof. Notwithstanding the foregoing provisions of this Section 4.3(b), any payment required to be made by lessee pursuant to this
         Section 4.3(b) shall be subject to the provisions of the Intercreditor Agreement."

         Section 1.4. Fees. The following Subsections are hereby added to the end of Section 4.4:

                  "(e) Supplemental Funding Fees. The Guarantor shall pay to the Administrative Agent for the account of each Participant a quarterly supplemental funding fee equal to 0.4375% of the average daily unpaid principal amount of such Participant's Loans and Certificate Holder Amount for each quarter. Such supplemental funding fees shall accrue from February 28, 2002 to the Termination Date and shall be due and payable quarterly in arrears on each Scheduled Payment Date; provided that the first such supplemental funding fee shall accrue from February 28, 2002 through the Closing Date and shall be payable on the Closing Date.

                  (f) Annual Fee. On each anniversary of the Amendment Effective Date until the Obligations shall have been paid in full and the Participation Agreement terminated, the Company shall pay each Participant a fee of 0.50% of such Participant's Loans and Certificate Holder Amount on such date; provided that if the Termination Date is less than 12 months after any such anniversary date, such annual fee shall be prorated for the period from such anniversary date through the Termination Date."

         Section 1.5. Section 8.2(b) is amended to (i) insert "or limited liability company" immediately after the word "corporate" on line three of such
Section 8.2(b) and (ii) insert "or member" immediately after the word "stockholder" on the fourth line of such Section 8.2(b).

         Section 1.6. Section 8.2(e) shall be amended and restated in its entirety to read as follows:

                  "(e) Financial Statements. The audited consolidated financial statements of the Guarantor and its Subsidiaries as at December 31, 2000 and the unaudited consolidated financial statements of the Guarantor and its Subsidiaries as at September 30, 2001, copies of each of which have been delivered to each Participant, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

         Section 1.7. The following clause shall be added to the end of Sections 8.2(f) and 8.2(x):

                  "(it being understood that the representation and warranty in this sentence is made after giving effect to the effectiveness of this Amendment and the amendments referenced in the Existing Credit Agreement)."

         Section 1.8. The following clause shall be added at the beginning of
Section 8.2(f) and the capital "T" in "There" shall be made lower case:

                  "Except as specified on Schedule 8.2(f),"

         Section 1.9. Section 8.2(g) is amended to add the sentence "Attached hereto as Schedule 8.2(g) is a list of all real estate owned or leased by Guarantor and its Subsidiaries as of April 11, 2002".

         Section 1.10. The following clause shall be added to Section 8.2(i), and the capital "T" in "There" shall be made lower-case:

                  "Except as specified on Schedule 8.2(i),"

        Section 1.11. Section 8.2(n) shall be amended and restated in its entirety to read as follows:

                  "(n) Disclosure. Neither this Agreement nor any Operative Document nor any other document, certificate or statement furnished to the Administrative Agent or any Participant by or on behalf of the Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made."

        Section 1.12. Section 8.2(y) is amended by deleting "except as set forth in the Agreements listed in schedule IV attached hereto (as such Schedule IV) may have been modified from time to time by written supplements thereto delivered by the Guarantor and accepted in writing by the Required Participants)" inserting "except as set forth in the agreements listed in
Schedule 8.2(y) attached hereto (as such Schedule 8.2(y) may have been modified from time to time by written supplements thereto delivered by Guarantor and accepted in writing by the Required Participants)" immediately after the word "constitute".

        Section 1.13. Section 8.2(z) shall be deleted in its entirety and replaced with the following:

                  "Intentionally deleted."

         Section 1.14. Amendment to Sections 10.1 and 10.2. Sections 10.1 and
10.2 of the Participation Agreement are amended in their entirety to read as follows:

                  "Section 10.1. Affirmative Covenants of the Guarantor. The Lessee Agent covenants and agrees with the Arranger, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Administrative Agent, the Certificate Holders and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, any Certificate Holder Amount or Yield thereon, or any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments shall have been permanently terminated, unless the Required Participants shall otherwise consent in writing, the Lessee Agent will:

                  (a) Financial Statements. The Guarantor shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Participants, with sufficient copies for each Participant:

                            (i) as soon as available, but not later than one
                  hundred twenty (120) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price WaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Guarantor's or any Subsidiary's records;

                           (ii) as soon as available, but not later than sixty
                  (60) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Guarantor and the Subsidiaries; and

                          (iii) as soon as available, but not later than 30 days
                  after the end of each fiscal month (or 60 days after the end of December of each year), a copy of the financial report delivered to the Board of Directors of the Guarantor (or, if no such report is delivered to the Board of Directors of the Guarantor for any month, a copy of a substantially similar financial report for such month), including unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such month and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of each month, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Guarantor and the Subsidiaries.

                  (b) Certificates; Other Information. The Guarantor shall furnish to the Administrative Agent, with sufficient copies for each
         Participant:

                            (i) concurrently with the delivery of the financial
                  statements referred to in subsection 10.1(a)(i), for the year ended December 31, 2002 and each year thereafter, to the extent not prohibited by applicable accounting guidelines a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                           (ii) concurrently with the delivery of the financial
                  statements referred to in subsections 10.1(a)(i), (ii) and
                  (iii), a Compliance Certificate executed by a Responsible Officer together with the calculations necessary to demonstrate compliance with Sections 10.2(a), 10.2(l), 10.2(n), 10.2(o), 10.2(p) and 10.2(q);

                          (iii) promptly, copies of all financial statements and
                  reports that the Guarantor sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Guarantor or any Subsidiary may make to, or file with, the SEC;

                          (iv) within 90 days after the end of each fiscal year,
                  a calculation in reasonable detail of Excess Cash Flow for such fiscal year, substantially in the form of Exhibit O;

                          (v) within three Business days after the end of each
                  week (or more frequently at the request of the Administrative Agent), a detail of the Borrowing Base Certificate;

                          (vi) within three Business Days after the 15th and
                  last day of each month, an Accounts Receivable aging report as of such day;

                          (vii) no later than 45 days after the end of each
                  fiscal quarter, a 12-month forecast (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Guarantor and its Subsidiaries in fiscal quarter periods;

                          (viii) concurrently with the execution of any
                  amendment to the Existing Credit Agreement, the Senior Note Agreements or the Shelf Note Agreement (each as defined in the Intercreditor Agreement), a copy of such executed amendment;

                           (ix) as soon as available, but not later than 15 days
                  after delivery of the financial report described in Section 10.1(a)(iii) and at the Guarantor's expense, a report from Zolfo Cooper (or another consultant acceptable to the Administrative Agent and the Required Participants) on the performance of the Guarantor as set forth in such financial report against the Business Plan;

                            (x) simultaneously with the delivery thereof under
                  the Senior Note Agreements (as defined in the Intercreditor Agreement), copies of all information and notices required to be given by the Guarantor pursuant to paragraph 5A thereof (or any successor provision thereto) or any other notice, report or other written information delivered to any noteholder under the Senior Note Agreements; and

                          (xi) promptly, such additional information regarding
                  the business, financial or corporate affairs of the Guarantor or any Subsidiary as the Administrative Agent, at the request of any Participant, may from time to time request.

                  (c) Notices. The Guarantor shall promptly notify the Administrative Agent promptly after a Responsible Officer obtains knowledge of:

                          (i) the occurrence of any Event of Default or
                  Unmatured Event of Default;

                           (ii) any of the following matters that has resulted
                  or may reasonably be expected to result in a Material Adverse
                  Effect: (A) any breach or non-performance of, or any default under, a Contractual Obligation of the Guarantor or any Subsidiary; (B) any dispute, litigation, investigation, proceeding or suspension between the Guarantor or any Subsidiary and any Governmental

                  Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any Subsidiary including pursuant to any applicable Environmental Law;

                          (iii) the occurrence of any of the following events
                  affecting the Guarantor or any ERISA Affiliate (but in no event more than ten (10) days after a Responsible Officer obtains knowledge of such event; provided that the Guarantor shall notify the Administrative Agent and each Participant not less than ten (10) days before the occurrence of any event described in clause (B) below), and deliver to the Administrative Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Guarantor or any ERISA Affiliate with respect to such event:

                          (A) an ERISA Event;

                          (B) a contribution failure with respect to a Pension
                      Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                          (C) a material increase in the Unfunded Pension
                      Liability of any Pension Plan;

                          (D) the adoption of, or the commencement of
                      contributions to, any Plan subject to Section 412 of the Code by the Guarantor or any ERISA Affiliate; or

                          (E) the adoption of any amendment to a Plan subject to
                      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                      (iv) any material change in accounting policies or
                  financial reporting practices by the Guarantor or any of its consolidated Subsidiaries.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Guarantor or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 10.1(c)(i) shall describe with particularity any and all clauses or provisions of this Participation Agreement or any other Operative Document that have been breached or violated.

                  (d) Preservation of Corporate Existence Etc. The Guarantor shall, and shall cause each Subsidiary to:

                            (i) preserve and maintain in full force and effect
                  its corporate existence and good standing under the laws of its state or jurisdiction of incorporation or formation; provided, however, that, subject at all times to the limits set forth in Section 10.2(d) hereof, the Guarantor shall be permitted to dissolve any Subsidiary that is not a Material Subsidiary;

                           (ii) preserve and maintain in full force and effect
                  all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (A) in connection with transactions permitted by Section 10.2(e) and sales of assets permitted by Section 10.2(d) and (B) to the extent the non-preservation or non-maintenance thereof could not reasonably be expected to have a Material Adverse Effect;

                            (iii) use reasonable efforts, in the ordinary course
                  of business, to preserve its business organization and goodwill; and

                            (iv) preserve or renew all of its registered
                  patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         Notwithstanding the provisions of this Section 10.1(d), the Guarantor may dissolve or liquidate any Inactive Subsidiary or any Canadian Subsidiary.

                   (e) Maintenance of Property. The Guarantor shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Guarantor and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

                   (f) Insurance. The Guarantor shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Guarantor in accordance with its practices, policies and procedures prior to the Documentation Date. Together with each delivery of financial statements under subsection 10.1(a)(i), the Guarantor will, upon the request of the Administrative Agent, deliver a certificate of a Responsible Officer specifying the details of such insurance in effect.

                   (g) Payment of Obligations. The Guarantor shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

                            (i) all material tax liabilities, assessments and
                  governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Subsidiary;

                            (ii) all lawful claims which, if unpaid, would by
                  law become a Lien upon its property; and

                            (iii) all Debt, as and when due and payable, but
                  subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

                   (h) Compliance with Laws. The Guarantor shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
         Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                   (i) Compliance with ERISA. The Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                   (j) Inspection of Property and Books and Records. The Guarantor shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Subsidiary. The Guarantor shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided that when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the reasonable expense of the Guarantor at any time during normal business hours without advance notice.

                   (k) Environmental Laws. The Guarantor shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

                   (l) Use of Proceeds. The Guarantor shall use the proceeds of the Loans to acquire the Property and to fund Construction of Improvements.

                   (m) Covenant to Secure Obligations Equally. The Guarantor covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of

         Section 10.2(b) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 15.5 hereof), it will make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                   (n) Cooperative Status. The Guarantor covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Guarantor is unable to satisfy its obligations under this Section, then the Required Participants and the Guarantor shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Participation Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Guarantor) will be substantially the same as prior thereto.

                   (o) Further Assurances. The Guarantor shall (a) cause all Subsidiaries to guarantee the obligations of the Guarantor hereunder pursuant to the Additional Guaranty (and in furtherance of the foregoing, immediately upon the creation or acquisition of any Subsidiary, cause such Subsidiary to execute and deliver a counterpart of the Additional Guaranty together with such other documents, including resolutions and opinions of counsel, as Administrative Agent or any Participant may reasonably request) provided that (i) none of TruServ Specialty Company, LLC nor any Foreign Subsidiary shall have an obligation to execute a counterpart of the Additional Guaranty and (ii) neither of Advocate Services, Inc. nor Servistar Paint Company shall have an obligation to execute a counterpart of the Additional Guaranty prior to the date which is 180 days following April 11, 2002; and (b) take, and cause each of the Additional Guarantors to take, such actions as are necessary or as the Administrative Agent or the Required Participants may reasonably request from time to time (including the execution an delivery of security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any for the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained solely by possession, the notation of the Collateral Agent's Liens on certificates of title for vehicles and the delivery of opinions of counsel) to ensure that the obligations of the Guarantor and each Additional Guarantor hereunder and under the Additional Guaranty, as applicable, are secured by perfected security interests in substantially all of the personal property of each such entity, and provided further that neither the Guarantor nor any Additional Guarantor shall be required to pledge more than 65% of the stock of any Foreign Subsidiary.

                   (p) Insurance and Condemnation Proceeds. The Guarantor shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral, whether or not covered by insurance.

                  Section 10.2. Negative Covenants of the Guarantor. The Guarantor covenants and agrees with the Arranger, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Administrative Agent, the Certificate Holders and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, any Certificate Holder Amount or Yield thereon, or any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments shall have been permanently terminated, unless the Required Participants shall otherwise consent in writing:

                   (a) Fixed Charge Coverage Ratio. The Guarantor will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratio set forth below:


                 FISCAL QUARTER ENDING ON OR ABOUT                             RATIO
                 ---------------------------------                             -----
                     March 31, 2002                                           0.80 to 1
                     June 30, 2002                                            0.90 to 1
                     September 30, 2002                                       0.90 to 1
                     December 31, 2002                                        0.70 to 1
                     March 31, 2003                                           0.70 to 1
                     June 30, 2003                                            0.70 to 1
                     September 30, 2003                                       0.60 to 1
                     December 31, 2003                                        0.75 to 1
                     March 31, 2004                                           0.70 to 1
                     June 30, 2004                                            0.65 to 1

         The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not previously disclosed to the Participants, upon the mutual agreement of the Guarantor and the Required Participants.

                   (b) Lien Restrictions. The Guarantor will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of
         Section 10.1(m)), except:

                       (i) Liens for taxes not yet due or which are being
                   actively contested in good faith by appropriate proceedings and with respect to which the Guarantor or the applicable Subsidiary maintains adequate reserves,

                       (ii) Liens incidental to the conduct of its business or
                   the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

                       (iii) Liens on property or assets of a Subsidiary to
                   secure obligations of such Subsidiary to the Guarantor or another Subsidiary,

                            (iv) Liens in existence on the Amendment Effective
                  Date and described on Schedule VI,

                            (v) Liens in respect of capital leases entered into
                  in connection with, or any Lien arising in connection with, the acquisition of property, after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed one hundred percent (100%) of the lesser of (i) the fair market value of the property acquired at the time of acquisition thereof and
                  (ii) the total purchase price of the property so acquired,

                           (vi) other Liens (including Liens arising under
                  capital leases), in addition to the Liens permitted by clauses
                  (i) through (iv) above and clauses (vii) through (xi) below, securing Indebtedness of the Guarantor or any Subsidiary (other than Indebtedness that constitutes Subordinated Debt); provided, however, that (i) such Indebtedness is permitted by the provisions of Section 10.2(c) and (ii) the aggregate outstanding principal amount of all such Indebtedness (other than Indebtedness listed on Schedule 10.2(b)(vi)) does not at any time exceed $25,000,000,

                            (vii)     Liens in favor of the Collateral Agent.

                            (viii) any interest or title of a lessor in property
                  subject to any lease other than (A) subject to clause (i) above, a capital lease, (B) a lease entered into as part of a sale and leaseback transaction or (C) except for the transaction contemplated by the Operative Documents or as permitted by clause (iv) above, a Synthetic Lease,

                            (ix) any interest of a lessee or a sublessee in
                  property owned or leased by the Guarantor or any Subsidiary,

                            (x) any escrow, holdback or similar arrangement in
                  connection with any sale, lease, transfer or other disposition of any asset not prohibited hereunder (including any sale of the Paint Business),

                            (xi) Liens in favor of Bank of America on cash
                  collateral securing obligations of the Guarantor or any Subsidiary under letters of credit issued by, or with respect to cash management services provided by, Bank of America,

                            (xii) Liens in respect of mortgages on properties
                  listed on Schedule 10.2(b) (the "Specified Facilities"), and

                            (xiii) Liens in favor of Fleet National Bank on cash
                  collateral securing obligations of the Guarantor or any Subsidiary with respect to cash management services provided by Fleet National Bank.

                         (c) Debt Restrictions. The Guarantor will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

                               (i)  Senior Funded Debt,

                               (ii) Subordinated Debt,

                               (iii) Debt under the Guaranty,

                               (iv) Short Term Debt of the Guarantor.

                         (d) Sale of Assets. The Guarantor will not and will not permit any Subsidiary to sell, lease or transfer or otherwise dispose of any assets of the Guarantor or any Subsidiary other than in the ordinary course of business; provided that the Guarantor and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets
         (i) to the extent that such sale, lease, transfer or disposition relates to a Designated Permitted Asset Sale, (ii) in connection with the sale and leaseback of distribution centers owned by the Guarantor or any Subsidiary, (iii) in connection with the dissolution of any Subsidiary permitted by Section 10.1(d) and (iv) outside the ordinary course of business so long as (x) the aggregate amount of all assets sold, leased, transferred or otherwise disposed of outside the ordinary course of business for the 36 months preceding such proposed sale when added together, without duplication, with (1) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Guarantor or any Subsidiary has parted control of, except to the Guarantor or another Subsidiary, during such period and (2) any assets then proposed to be sold outside of the ordinary course of business do not constitute more than ten percent (10%) of the consolidated total assets of the Guarantor as of the end of the most recent fiscal quarter for which the Guarantor has delivered financial statements pursuant to Section 10.1(a) and (y) any such sale of assets is not in excess of $2,500,000 per such sale; and provided, further, that in the case of clauses (i) through (iv) above, all such assets have been sold, leased, transferred or otherwise disposed of for fair market value and the Net Disposition Proceeds from such sales shall be paid to the Collateral Agent for distribution in accordance with the Intercreditor Agreement.

                         (e) Merger. The Guarantor will not and will not permit any Subsidiary to merge or consolidate with any other Person, except that Subsidiaries may be merged or consolidated with or into the Guarantor or any other Subsidiary.

                         (f) Restrictions on Transactions with Affiliates and Stockholders. The Guarantor will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Guarantor) to, or otherwise deal with (i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Guarantor (either directly or through Subsidiaries) owns five percent (5%) or more of the outstanding voting stock, except that (A) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Guarantor or any Subsidiary and may be paid reasonable compensation in connection therewith, (B) the Guarantor and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Guarantor or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (C) the Guarantor may sell to or purchase from any such Person shares of the Guarantor's stock subject to the provisions of Section 10.2.

                   (g) Issuance of Stock by Subsidiaries. The Guarantor will not permit any Subsidiary to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Guarantor or another Subsidiary.

                   (h) Compliance with ERISA. The Guarantor will not and will not permit any Subsidiary to (i) engage in any transaction in connection with which the Guarantor or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(e) of ERISA), which could result in any liability of the Guarantor or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, (ii) incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Guarantor or any Subsidiary is required to pay as contributions thereto, or (iv) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Guarantor and its Subsidiaries taken as a whole.

                   (i) No Change in Subordination Terms, etc. The Guarantor will not and will not permit any Subsidiary to amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Guarantor or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the Administrative Agent and the Participants arising as a result thereof.

                   (j) Nature of Business. The Guarantor will not and will not permit any Subsidiary to engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Amendment Effective Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for (i) purchases and sales of store locations in the ordinary course of business which in the aggregate for the Guarantor and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five (5) year period and
         (ii) sales of the Specified Facilities.

                         (k) Restricted Investments. The Guarantor will not and will not permit any Subsidiary to make or permit a Subsidiary to make any Investment except the Guarantor and any Subsidiary may:

                             (i) make or permit to remain outstanding loans or
                         advances to any Subsidiary other than an Inactive Subsidiary,

                             (ii) acquire and own stock, obligations or
                         securities received in settlement of debts (created in the ordinary course of business) owing to the Guarantor or any Subsidiary,

                             (iii) own, purchase or acquire prime commercial
                         paper, banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States Dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

                             (iv) make or permit to remain outstanding travel
                         and other similar advances to officers and employees in the ordinary course of business,

                             (v) permit to remain outstanding Investments
                         existing on the Amendment Effective Date and described on Schedule VII,

                             (vi) maintain deposit accounts with Bank of America
                         containing cash collateral permitted to be held under
                         Section 10.2(b)(xi),

                             (vii) maintain deposit accounts with Fleet National
                         Bank containing cash collateral permitted to be held under Section 10.2(b)(xiii),

                             (viii) maintain other deposit accounts with
                         financial institutions in the ordinary course of business; provided that the amount maintained in deposit accounts with financial institutions other than the Lenders under the Existing Credit Agreement shall not exceed (A) in the case of any one such account, $200,000 for more than three (3) consecutive Business Days; and (B) in the case of all such accounts in the aggregate, $600,000 for more than two (2) consecutive Business Days,

                             (ix) to the extent applicable, make Investments
                         permitted under Section 10.2(l) below, and

                             (x) enter into escrow, seller note, holdback or
                         similar arrangements in connection with any sale, lease, transfer or other disposition of any asset not prohibited hereunder (including any sale of the Paint Business).

         Notwithstanding the foregoing, the Guarantor will not permit the aggregate amount of Investments in TruServ Specialty Company, LLC to exceed $1,500,000 at any time.

                   (l) Restricted Payments. (i) The Guarantor will not and will not permit any Subsidiary to pay or declare cash dividends or cash patronage dividends or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "Restricted Payment") except the Guarantor or any Subsidiary may pay cash patronage source dividends in an amount not to exceed 20% (or such greater percentage as required under the Code) of all patronage source income; provided that if Adjusted EBITDA for the fiscal year most recently ended is at least equal to the amount set forth on Schedule 10.2(l) for such fiscal year, the Guarantor may pay cash patronage source dividends in an amount not to exceed 30% of the patronage source income attributable to patronage source income other than income resulting from gains on Asset Sales.

                             (ii) The Guarantor may not redeem or purchase any
                         shares of stock except for Hardship Case Payments in an amount not to exceed $2,000,000 in the aggregate in any fiscal year.

                   (m) Use of Proceeds. The Guarantor shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Guarantor or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  (n) Interest Coverage Ratio. The Guarantor will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than applicable ratios set forth below:

                  FISCAL QUARTER ENDING ON OR ABOUT                           RATIO
                  ---------------------------------                           -----
                     March 31, 2002                                           1.20 to 1
                     June 30, 2002                                            1.50 to 1
                     September 30, 2002                                       1.70 to 1
                     December 31, 2002                                        1.70 to 1
                     March 31, 2003                                           1.70 to 1
                     June 30, 2003                                            1.75 to 1
                     September 30, 2003                                       1.65 to 1
                     December 31, 2003                                        1.70 to 1


                  FISCAL QUARTER ENDING ON OR ABOUT                           RATIO
                  ---------------------------------                           -----
                     March 31, 2004                                           1.65 to 1
                     June 30, 2004                                            1.50 to 1

         The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Participants, upon the mutual agreement of the Guarantor and the Required Participants.

                  (o) Minimum Sales. The Guarantor will not permit consolidated gross sales for the Guarantor and its Subsidiaries to be less than the following amounts for the following fiscal periods.

                  FISCAL QUARTER ENDING ON OR ABOUT                                 AMOUNT
                  ---------------------------------                                 ------
                     March 31, 2002                                             $460,000,000
                     April 30, 2002                                             $625,000,000
                     May 31, 2002                                               $805,000,000
                     June 30, 2002                                              $990,000,000
                     July 31, 2002                                            $1,200,000,000
                     August 31, 2002                                          $1,340,000,000
                     September 30, 2002                                       $1,520,000,000
                     October 31, 2002                                         $1,670,000,000
                     November 30, 2002                                        $1,815,000,000
                     December 31, 2002                                        $1,975,000,000
                     January 31, 2003                                         $1,965,000,000
                     February 28, 2003                                        $1,955,000,000
                     March 31, 2003                                           $1,945,000,000
                     April 30, 2003                                           $1,930,000,000
                     May 31, 2003                                             $1,920,000,000
                     June 30, 2003                                            $1,910,000,000
                     July 31, 2003                                            $1,900,000,000
                     August 31, 2003                                          $1,890,000,000
                     September 30, 2003                                       $1,875,000,000
                     October 31, 2003                                         $1,870,000,000
                     November 30, 2003                                        $1,865,000,000
                     December 31, 2003                                        $1,860,000,000
                     January 31, 2004                                         $1,850,000,000
                     February 29, 2004                                        $1,840,000,000
                     March 31, 2004                                           $1,830,000,000
                     April 30, 2004                                           $1,820,000,000
                     May 31, 2004                                             $1,805,000,000
                     June 30, 2004                                            $1,795,000,000

         The minimum consolidated gross sales for each fiscal month of 2002, beginning with March 2002, shall be calculated on a cumulative basis from January 1, 2002. The minimum consolidated gross sales for each fiscal month beginning after fiscal year 2002 shall be calculated on a prior rolling 12-month basis.

         The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Participants, upon the mutual agreement of the Guarantor and the Required Participants.

                  (p) Capital Expenditures. The Guarantor will not permit Capital Expenditures to be greater than the following amounts in the following fiscal periods of the Guarantor.


            FIRST DAY OF APPLICABLE FISCAL YEAR THROUGH
                  FISCAL QUARTER ENDING ON OR ABOUT                       CUMULATIVE AMOUNT
                  ---------------------------------                       -----------------
                     March 31, 2002                                               $6,400,000
                     June 30, 2002                                               $11,200,000
                     September 30, 2002                                          $13,600,000
                     December 31, 2002                                           $16,000,000
                     March 31, 2003                                               $6,400,000
                     June 30, 2003                                               $11,200,000
                     September 30, 2003                                          $13,600,000
                     December 31, 2003                                           $16,000,000
                     March 31, 2004                                               $6,400,000
                     June 30, 2004                                               $11,200,000

         The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Participants, upon the mutual agreement of the Guarantor and the Required Participants.

                  (q) Minimum Adjusted EBITDA. The Company will not permit Adjusted EBITDA to be less than the following amounts in the following fiscal periods:

                  FISCAL PERIOD ENDING ON OR ABOUT                              AMOUNT
                  --------------------------------                              ------
                       March 31, 2002                                         $20,000,000
                       April 30, 2002                                         $25,000,000
                       May 31, 2002                                           $35,000,000
                       June 30, 2002                                          $50,000,000
                       July 31, 2002                                          $60,000,000
                       August 31, 2002                                        $65,000,000
                       September 30, 2002                                     $80,000,000
                       October 31, 2002                                       $90,000,000
                       November 30, 2002                                      $95,000,000

                  FISCAL PERIOD ENDING ON OR ABOUT                              AMOUNT
                  --------------------------------                              ------
                       December 31, 2002                                     $100,000,000
                       January 31, 2003                                      $100,000,000
                       February 28, 2003                                     $100,000,000
                       March 31, 2003                                        $100,000,000
                       April 30, 2003                                         $95,000,000
                       May 31, 2003                                           $95,000,000
                       June 30, 2003                                          $95,000,000
                       July 31, 2003                                          $90,000,000
                       August 31, 2003                                        $90,000,000
                       September 30, 2003                                     $80,000,000
                       October 31, 2003                                       $80,000,000
                       November 30, 2003                                      $80,000,000
                       December 31, 2003                                      $80,000,000
                       January 31, 2004                                       $75,000,000
                       February 29, 2004                                      $75,000,000
                       March 31, 2004                                         $70,000,000
                       April 30, 2004                                         $70,000,000
                       May 31, 2004                                           $65,000,000
                       June 30, 2004                                          $60,000,000

         The minimum Adjusted EBITDA for each fiscal month of 2002, beginning with March 2002, shall be calculated on a cumulative basis from January 1, 2002. The minimum Adjusted EBITDA for each fiscal month beginning after fiscal year 2002 shall be calculated on a prior rolling 12 month basis. The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Guarantor and the Required Participants.

                   (r) Inactive Subsidiaries. The Guarantor will not at any time permit its Inactive Subsidiaries, taken as a whole, to have more than $200,000 of assets (based on fair market value) or to generate more than $5,000 of revenues in any fiscal quarter.

                   (s) Amendments to Financing Agreements; Prepayment of Certain Indebtedness. The Guarantor will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Financing Agreement (as defined in the Intercreditor Agreement). The Guarantor will not, and will not permit any Subsidiary to, (i) amend, alter or otherwise change any provision of any of the notes or other instruments evidencing any Subordinated Debt now or hereafter issued by the Guarantor or take any other action (or refrain from taking any action) which would have the effect of eliminating or altering In any way the effect of the subordination language appearing in such notes or other instruments or any agreement relating thereto or the rights of the holders of such notes or instruments arising as a result thereof except to the extent of Hardship Case Payments, (ii) make any optional or voluntary prepayment, in whole or in part, of any Subordinated Debt, or
         (iii) make any optional or voluntary prepayment, in whole or in part, of any Benefited Obligations, other than (x) optional or voluntary prepayments, in whole or in part, of the Loans under the Credit Agreement and (y) optional or voluntary prepayments, in whole or in part, of the Shelf Obligations, the Obligations and the Senior Note Obligations, (each as defined in the Intercreditor Agreement) pursuant to the terms of the Shelf Agreement, the Operative Documents or the Senior Note Agreements, as applicable (each as defined in the Intercreditor Agreement). All such optional and voluntary prepayments described in clause (iii) above shall be made in accordance with the terms of the Intercreditor Agreement and, in the absence thereof, in conformance with all of the other terms hereof.

                   (t) Subordinated Notes. The Guarantor will discontinue the Variable Denomination Subordinated Floating Rate Demand Notes program on or before July 31, 2002, and no new TIP Notes will be issued after the date hereof without the approval of the Administrative Agent.

                   (u) Chief Executive Officer. Any appointment by the Guarantor of a chief executive officer will be subject to the consent of the Required Participants."

         Section 1.8. Schedule III, Schedule IV and Exhibit N are hereby deleted in their entirety and Exhibit O, Schedule 8.2(f), Schedule 8.2(g), Schedule 8.2(i), Schedule 8.2(y), Schedule 10.2(b), Schedule 10.2(l), Schedule VI and
Schedule VII are hereby added to the Agreement in the form attached hereto.

         Section 2. Amendment to Master Lease. Effective on (and subject to the occurrence of) the Amendment Effective Date, the Master Lease shall be amended in accordance with this Section:

         Section 2.1. Section 16.1(d) shall be amended and restated in its entirety as follows:

                    "Guarantor shall fail to observe or perform any term, covenant or condition applicable to it under Section 10.2 of the Participation Agreement or Article XX of this Agreement; or"

         Section 2.2. Section 16.1(e) shall be amended by replacing "thirty
(30)" with "fifteen (15)".

         Section 2.3. Section 16.1(i) shall be amended by adding the phrase "or any Subsidiary other than an Inactive Subsidiary or a Canadian Subsidiary" after the following phrase "Guarantor or the Lessee" every time such phrase occurs.

         Section 2.4 Section 16.1(m) shall be amended by replacing "$7,000,000" with "$5,000,000".

         Section 2.5 Article IX shall be amended by adding the following Sections 16.1(r) and 16.1(s) thereto:

                  "(r) The Guarantor shall pay any principal amount of Subordinated Debt (other than, so long as no Event of Default exists or would result therefrom and the Guarantor has met or exceeded its Minimum Adjusted EBITDA covenant set forth in Section 10.2(q) of the Participation Agreement as of the most recent period for which such covenant is applicable, (i) payments of principal of the Guarantor's variable denomination floating rate subordinated notes in an aggregate amount not greater than $2,800,000 after the date hereof and (ii) payments of principal of other Subordinated Debt in an aggregate amount not greater than (x) $24,000,000 for the period from January 1, 2002 to December 31, 2002 and (y) $14,000,000 for the period from January 1, 2003 to December 31, 2003).

                   (s) The Guarantor fails to retain on the Board of Directors of the Guarantor (i) at least two outside directors prior to May 31, 2002, (ii) at least four such directors prior to September 1, 2002 and
         (iii) at least five such directors prior to November 1, 2002 in accordance with the bylaws of the Guarantor and its internal policy designated the "Corporate Governance Policy"."

           Section 3. Amendment to Loan Agreement. Effective on (and subject to the occurrence of) the Amendment Effective Date, the Loan Agreement shall be amended by deleting any reference therein to "Adjusted Eurodollar Rate" and specifically (i) Section 2.4(a) shall be amended by deleting the first sentence thereof and substituting the following in its place. "Each Loan shall bear interest from the date each respective Advance is made at a rate ("Interest Rate") equal to the Base Rate." and (ii) the first sentence of Section 2.6 is hereby deleted in its entirety and replaced with the following: "Interest on the Loans shall be calculated on the basis of a 365/366 day year for the actual days elapsed."

           Section 4. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Participants that, after giving effect hereto, (a) each representation and warranty (as amended hereby) set forth in Section 8.2 of the Participation Agreement (except for those set forth in Sections 8.2(j), 8.2(l) and 8.2(t)), is true and correct as of the date of the execution and delivery of this Amendment by the Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) no Event of Default or Unmatured Event of Default exists.

           Section 5. Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received (a) an upfront fee equal to 1.25% of the Lease Balance and to the extent then billed, all costs and expenses of the Administrative Agent in connection with this Amendment (including reasonable attorneys' fees and charges and all costs, expenses and charges for a field examination) and (b) each of the following documents, each in form and substance satisfactory to the Administrative Agent:

                  (a) counterparts of this Amendment executed by the Guarantor, the Lessee and the Required Participants;

                  (b) a certificate of the secretary or an assistant secretary of the Guarantor and the Lessee as to:

                            (i) resolutions of the Board of Directors or Board
                  of Managers authorizing the execution and delivery of this Amendment and the performance by the Guarantor and the Lessee of their respective obligations under the Participation Agreement and the Operative Documents, as amended hereby, and

                            (ii) the incumbency and signatures of those of its
                  officers authorized to execute and deliver this Amendment;

                  (c) an opinion of counsel for the Guarantor and the Lessee, in form and substance satisfactory to the Administrative Agent; and

                  (d) such other documents as the Administrative Agent or any Participant may reasonably request.

           Section 6.    Miscellaneous.

         Section 6.1. Continuing Effectiveness, etc. As herein amended, the Participation Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Participation Agreement and the other Operative Documents to "Participation Agreement", or similar terms shall refer to the Participation Agreement, as amended hereby.

         Section 6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         Section 6.3. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.

         Section 6.4. Successors and Assigns. This Amendment shall be binding upon the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger and their respective successors and assigns, and shall inure to the benefit of the Lessee, Guarantor the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent and the respective successors and assigns of the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent.

         Section 6.5. Participation of Guaranty. By execution of this Amendment, Guarantor hereby restates, ratifies and reaffirms in full its obligations under the Guaranty.

         Section 7.1. Waiver. Subject to the occurrence of the Amendment Effective Date, the Administrative Agent, the Owner Trustee, the Lessor Trust, the Lenders and the Certificate Holders waive any Default or Event of Default arising from non-compliance with the financial covenants in Section 10.2 of the Participation Agreement and the Defaults and Events of Default specifically disclosed in the letter of even date herewith from the Guarantor to the Administrative Agent regarding Events of Default existing on the date hereof. Except as specifically set forth in the preceding sentence, nothing contained herein shall be construed as a waiver of or consent to any other violation of the Operative Documents or any other Default or Event of Default under the Operative Documents.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                           TRUSERV CORPORATION, as Lessee Agent,
                                            Construction Agent and Guarantor

                                           By /s/ BARBARA L. WAGNER
                                              Its   Vice President

                                           MARY GREEN, LLC, as Lessee

                                           By:  TruServ Corporation,
                                                its sole member

                                           By  /s/ BARBARA L. WAGNER
                                               Its  Vice President

                                           BMO GLOBAL CAPITAL SOLUTIONS, INC.,
                                           formerly known as BMO Leasing
                                           (U.S.), Inc., as Agent Certificate
                                           Holder and as a Certificate Holder


                                           By  /s/ MICHAEL JOYCE
                                               Its  President

                                           BANK OF MONTREAL, as Administrative
                                           Agent, Arranger and as a Lender



                                           By  /s/ HEATHER L. TURF
                                               Its  Director

                                           WILMINGTON TRUSTCOMPANY, not in its

                                           individual capacity, except as
                                           expressly provided herein, but
                                           solely as Owner Trustee

                                           By   /s/ C. PAGLIA
                                           Title:  Senior Financial Services
                                                    Officer

                                           TRUSERV 1998 TRUST, as Lessor Trust

                                           By:   Wilmington Trust Company,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee


                                           By   /s/ C. PAGLIA
                                              Title:  Senior Financial Services
                                                      Officer

                                    EXHIBIT O

                          EXCESS CASH FLOW CALCULATION

1.       Adjusted Cash Flow                                                     $_______________
2.       Negative Adjusted Working Capital Change                               $_______________
3.       Positive Adjusted Working Capital Change                               $_______________
4.       Excess Cash Flow ((line 1 + line 2 minus line 3) multiplied by 80%)    $_______________

                              AMENDED AND RESTATED

                                   APPENDIX A

                           TO PARTICIPATION AGREEMENT

          A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement, document or instrument (including any Operative Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                   (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder," "hereof, "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (ix) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

          B. Computation of Time Periods. Unless otherwise specified in any Operative Document, for purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

          C. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Participants.

          D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

          E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

          F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

          G. Incorporation By Reference. Each of the terms set forth in the Existing Credit Agreement, and used in the Operative Documents, including defined terms within definitions, and not defined herein shall be incorporated herein by reference as if set forth herein, provided that (a) any reference therein to (i) Agreement shall mean Participation Agreement, (ii) Company shall mean Guarantor, and (iii) Agent and Lenders shall mean Administrative Agent and the Participants, (b) such other changes shall be deemed made therein to conform to the terms of the Operative Documents, (c) no change, modification, amendment or waiver of any such definition shall be binding upon the Administrative Agent or the Participants unless they agree thereto in writing and (d) such incorporation by reference shall survive any termination or cancellation of the Existing Credit Agreement. If there is any conflict between defined terms set forth in the Existing Credit Agreement, to the extent incorporated by reference herein, and the Operative Documents, the Existing Credit Agreement definition shall prevail.

         "Account" means the account identified by the Administrative Agent into which all payments by the Lessee Agent or any Lessee under the Operative Documents shall be made. The Account shall be specified on Schedule II to the Participation Agreement, as such Schedule may from time to time be amended, supplemented, amended and restated or otherwise modified.

         "Acquisition Date" is defined in Section 6.1 of the Participation Agreement.

         "Additional Guaranty" shall mean the Guaranty executed by various Subsidiaries pursuant to the Existing Credit Agreement.

         "Administrative Agent" means BMO in its capacity as Administrative Agent, and any successors or assigns thereto in such capacity.

         "Advance" means an advance of funds to the Construction Agent pursuant to Article III of the Participation Agreement.

         "Affiliate" means, as to any Person any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. A Person that is or was a Member, Substantial Stockholder or material customer shall not be deemed an Affiliate solely on account of such status.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Agent Certificate Holder" means BMO Leasing (U.S.), Inc., a Delaware corporation, together with its successors permitted pursuant to Section 14.12 of the Participation Agreement.

         "Aggregate Commitment Amount" means, on any date, $40,000,000 as such amount may be reduced from time to time pursuant to Section 4.3(a) of the Participation Agreement.

         "ALTA" is defined in Section 6.1(p) of the Participation Agreement.

         "Amendment Effective Date" is defined in Section 5 of the Fourth Amendment to Participation Agreement, Second Amendment to Master Lease and Loan Agreement.

         "Applicable Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limited the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Guarantor or the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

         "Appraisal" means an appraisal of the Fair Market Sales Value of the Property, which Appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and is addressed to the Administrative Agent, the Agent Certificate Holder and the Guarantor. Each Appraisal shall be prepared by an MAI appraiser selected by the Administrative Agent and the Agent Certificate Holder, and such appraiser shall be reasonably acceptable to the Guarantor.

         "Appraiser" means the appraiser which prepared an Appraisal of the Property or such other Person selected by the Administrative Agent and the Agent Certificate Holder.

         "Appurtenant Rights" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to the Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Arranger" means BMO, in its capacity as arranger.

         "Arranger's Fee Letter" means that certain fee letter dated as of February 11, 2002.

         "As-Built Appraisal" means an Appraisal of the Property appraising the Fair Market Sales Value of the Property as built in accordance with the Plans and Specifications therefor.

         "Assigned Lease" is defined in Section 2(a) of the Assignment of Lease and Rent.

         "Assignment of Lease and Rent" means the Assignment of Lease and Rent dated as of April 30, 1998, from the Lessor Trust, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Assignment of Lease and Rent Supplement" means each supplement to the Assignment of Lease and Rent executed by the Lessor Trust in favor of the Administrative Agent, substantially in the form of Exhibit A thereto.

         "Available Commitments" means the sum of the Available Loan Commitments and the Available Certificate Holder Commitments.

         "Available Certificate Holder Commitment" means, at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Certificate Holder Commitments, minus (y) the aggregate Certificate Holder Amounts outstanding.

         "Available Loan Commitment" means, at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Loan Commitments, minus (y) the aggregate principal amount of all Loans outstanding.

         "Bankruptcy Code" is defined in Section 5.1(e) of the Loan Agreement.

         "Base Rate" means, for any day, the rate per annum equal to the Prime Rate plus 3.25% per annum with respect to the Interest Rate and plus 3.60% per annum with respect to Yield or Yield Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

         "Base Rate Loan/Certificate Holder Amount" means a Loan or Certificate Holder Amount, as the case may be, bearing interest at the Base Rate.

         "Basic Lease Term" is defined in Section 2.3 of the Master Lease.

         "Basic Rent" means the sum of (i) the Lender Basic Rent and (ii) the Certificate Holder Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Bill of Sale" is defined in Section 6.1(j) of the Participation Agreement.

         "BMO" means Bank of Montreal.

         "Borrower Default" is defined in Section 5.3 of the Loan Agreement.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan or Eurodollar Certificate Holder Amount, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

         "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire, flood, earthquake or other casualty.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.Sections 601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" is defined in Section 10.2 of the Trust Agreement.

         "Certificate Holder Amount" is defined in Section 3.2 of the Participation Agreement.

         "Certificate Holder Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Certificate Holder Amounts together with all accrued and unpaid Yield thereon.

         "Certificate Holder Basic Rent" means the sum of (a) the amount of accrued Yield due on the Certificate Holder Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Payment Date and excluding (i) any interest at the applicable Overdue Rate on any installment of Certificate Holder Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Certificate Holder Basic Rent and (b) any Fixed Rent due under the Lease Supplement with respect to the Certificate Holder Amounts after giving effect to any prepayment of Fixed Rent.

         "Certificate Holder Commitment" means the Commitment of each Certificate Holder in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated, reduced or otherwise modified from time to time (including, without limitation, pursuant to Section 3.7 of the Participation Agreement).

         "Certificate Holders" means, collectively, each of the Persons that are or may from time to time become identified as a "Certificate Holder" party to the Participation Agreement.

         "Certificate of Amendment" means a certificate of amendment to the Certificate of Trust filed with the Delaware Secretary of State.

         "Certificate of Cancellation" means a certificate of cancellation of the Certificate of Trust filed with the Delaware Secretary of State.

         "Certificate of Trust" means the Certificate of Trust filed with the Delaware Secretary of State pursuant to which the Lessor Trust elects to be governed by the Delaware Business Trust Act.

         "Certifying Party" is defined in Section 22.1 of the Master Lease.

         "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

         "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

         "Commitment" means (i) as to any Lender, its Loan Commitment, and (ii) as to any Certificate Holder, its Certificate Holder Commitment.

         "Commitment Fees" is defined in Section 4.4(c) of the Participation Agreement.

         "Commitment Percentage" means, with respect to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time (including, without limitation, pursuant to Section
3.7 of the Participation Agreement).

         "Commitment Period" means the period from and including the Acquisition Date to but not including the date occurring on the earlier of (i) the Commitment Termination Date, (ii) the date on which the sum of the Loan Balance and the Certificate Holder Balance equals the Aggregate Commitment Amount, (iii) the date of Completion of the applicable Construction, (iv) the Outside Completion Date and (v) the date on which the Commitments shall terminate as provided in the Operative Documents; provided, however, that in the event that any Commitment Period would end after the Commitment Termination Date, such Commitment Period shall end on such Commitment Termination Date.

         "Commitment Termination Date" means the Interim Termination Date.

         "Completion" means such time as the conditions set forth in Section 6.3 of the Participation Agreement are satisfied with respect thereto.

         "Completion Certificate" is defined in 6.3(d) of the Participation Agreement.

         "Completion Date" means, the date on which Completion for the Property has occurred, as certified in the Completion Certificate.

         "Compliance Certificate" is attached to the Participation Agreement as Exhibit M.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain, proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Construction" means, with respect to the Property, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications.

          "Construction Agency Agreement" means the Construction Agency Agreement, dated as of April 30, 1998, between the Lessor Trust and the Construction Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Construction Agency Agreement Assignment" means the Construction Agency Agreement Assignment, dated as of April 30, 1998, made by the Lessor Trust, as assignor, in favor of the Administrative Agent on behalf of the Lenders, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Construction Agency Agreement Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Construction Agency Agreement Event of Default.

         "Construction Agency Agreement Event of Default" is defined in Section
5.1 of the Construction Agency Agreement.

         "Construction Agency Agreement Supplement" means any duly executed and delivered Supplement to the Construction Agency Agreement substantially in the form attached to the Construction Agency Agreement as Exhibit A thereto.

         "Construction Agent" means the Lessee Agent, as construction agent under the Construction Agency Agreement.

         "Construction Costs" means the fees, expenses, costs and other items related to the development and construction of the Property and specified below:

                  (a) the costs of development, architectural and engineering services related to the Property, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

                  (b) the costs of legal, accounting and other services related to the Property;

                  (c) the fees and charges incurred in connection with securing all Governmental Actions required to be taken, given or obtained in connection with the development, construction, ownership, financing, maintenance or operation of the Property;

                  (d) any title fees, premiums and escrow costs and other expenses relating to title insurance and title closings contemplated by the Operative Documents;

                  (e) all expenses relating to all Environmental Audits;

                  (f) fees and other expenses relating to Appraisals;

                  (g) the costs incurred in connection with the acquisition, construction, improvement, rehabilitation or extension of the Improvements comprising a part of the Property and the provision of the necessary services and utilities thereto, including the cost of Equipment;

                  (h) interest on the Loans and Yield on the Certificate Holder Amounts during the Construction Period;

                  (i) any sales, use, property, real or personal, tangible or intangible taxes incurred in connection with the Property;

                  (j) any other items included in the construction budget, including, to the extent included in the As-Built Appraisal, pre-opening or start-up costs prior to resident admissions for such items as labor, utilities and advertising or promotion;

                  (k) any other costs and expenses incurred in connection with the acquisition, construction, development and equipping of the Property; and

                  (l) such other items as the Participants may approve in writing.

         "Construction Documents" is defined in Section 2.5 of the Construction Agency Agreement.

         "Construction Documents Assignment" means the Construction Documents Assignment, dated as of April 30, 1998, made by the Construction Agent in favor of the Lessor Trust, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Construction Fee" means the reasonable fee of Construction Agent for supervising Construction as approved by the Participants.

         "Construction Period" means, with respect to the Property, the period commencing on the commencement of construction on the Property and ending on the earlier of (i) the Completion Date and (ii) the Outside Completion Date.

         "Contract Rents" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Contracts" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Deed" means a special warranty deed with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Agent Certificate Holder, subject only to Permitted Property Liens.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Participant" means, at any time, any Participant that, at such time (a) has failed to make an Advance of a Loan or Certificate Holder Amount, as the case may be, required pursuant to the terms of the Participation Agreement, (b) has failed to pay to the Administrative Agent, the Agent Certificate Holder, any Lender, or any Lessor an amount owed by such Participant pursuant to the terms of the Operative Documents, or (c) has been declared insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Delaware Business Trust" means a trust that elects to be governed by the provisions of the Delaware Business Trust Act.

          "Delaware Business Trust Act" means the Delaware Business Trust Act, 12 Del. C.Section3801 et seq.

         "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "Eligible Assignee" means an Eligible Certificate Holder Assignee or an Eligible Lender Assignee, as the case may be.

         "Eligible Certificate Holder Assignee" means any Certificate Holder or any Affiliate or Subsidiary of a Certificate Holder; and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with combined capital and surplus in excess of $50,000,000.

         "Eligible Lender Assignee" means any Lender or any Affiliate or Subsidiary of a Lender; and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with combined capital and surplus excess of $50,000,000.

         "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property.

         "Environmental Laws" means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permits, licenses, authorizations, decrees or other legal requirement regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, recycling, handling, disposal, discharge, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect during the Lease Term, including CERCLA, RCRA, the Clean Air Act, 42 USC Section 7401 et seq., the Toxic Substances Control Act 15 USC Section 2601 et seq. and any rules and regulations promulgated thereunder.

         "Environmental Violation" means, with respect to the Property, any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law.

         "Equipment" means equipment, apparatus, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor Trust using the proceeds of the Loans and/or the Certificate Holder Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), communications systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description.

         "Equity Amount" shall have the meaning provided in Section 7.4 of the Participation Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder, as the same may be amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control of the Guarantor (as defined in section 3(9) of ERISA) which within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Guarantor or any ERISA Affiliate.

         "Estimated Improvement Costs" means, as of the Acquisition Date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to Improvements for the Property, including Construction Costs prior to or during the Construction Period.

         "Event of Default" means a Lease Event of Default, a Construction Agency Agreement Event of Default or a Loan Agreement Event of Default.

         "Excepted Payments" means:

                   (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Administrative Agent, the Arranger, the Agent Certificate Holder, any Lender, any Certificate Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                   (b) any amounts (other than Basic Rent or amounts payable by Lessee Agent or any Lessee pursuant to Section 15.2 of the Master Lease or Articles XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Arranger, the Agent Certificate Holder, any Lender, any Certificate Holder or any of their respective Affiliates (including the reasonable expenses of the Administrative Agent, the Arranger, the Agent Certificate Holder, any Lender, any Certificate Holder or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee Agent or any Lessee under and as permitted by any Operative Document;

                    (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies, other than such proceeds or payments payable to Agent Certificate Holder, Lessor Trust or to the Administrative Agent;

                  (d) any insurance proceeds under policies maintained by any Participant;

                  (e) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Trust Company, the Arranger, the Agent Certificate Holder, any Lender or any Certificate Holder; and

                  (f) any payments in respect to interest to the extent attributable to payments referred to in clauses (a) through (e) above.

         "Exchange Act" means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

         "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of April 11, 2002 among Guarantor, Bank of America, N.A., as Agent and various financial institutions.

         "Expiration Date" means, with respect to the Master Lease, the earlier of the date the Master Lease shall have been terminated in accordance with the provisions of the Master Lease or any of the other Operative Documents and the Maturity Date; provided, however, with respect to Article XX of the Master Lease, the Expiration Date shall be the later of (i) the Maturity Date and (ii) the Extended Expiration Date.

         "Expiration Date Purchase Obligation" means the Lessee Agent's obligation, pursuant to Section 18.2 of the Master Lease, to purchase or cause the Lessee to purchase all (but not less than all) of the Property on the Expiration Date.

         "Extended Expiration Date" is defined in Section 20.3(a) of the Master Lease.

         "Fair Market Sales Value" means, with respect to the Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Article XVI of the Master Lease and Section 13.2 of the Participation Agreement, the Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

         "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of it) at which Federal funds in the amount equal to the principal amount of the related Loans or Certificate Holder Amounts are offered in the interbank market to BMO as of 10:00 A.M., Chicago time, on such day for such day or for such period, as applicable.

         "Fixed Rent" means the amounts designated as "Fixed Rent" for the Loans and Certificate Holder Amounts made in connection with the Lease Supplement, as set forth on Schedule III to the Lease Supplement (which amounts are intended to amortize the Loans and Certificate Holder Amounts as such amounts may be adjusted from time to time in accordance with the Master Lease.

         "Fixed Rent Payment Date" means each date set forth under the heading "Fixed Rent Payment Dates" in Schedule III to the Lease Supplement or, if any such day is not a Business Day, the next succeeding Business Day.

         "Force Majeure Event" means, with respect to the Construction of the Property, any event (the existence of which was not known and could not have been discovered through the exercise of due diligence by the Lessee or the Construction Agent prior to the Acquisition Date) beyond the control of the Lessee and the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Lessee's or the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the expenditure of funds.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funding Date" means any Business Day on which Advances are made under the Participation Agreement pursuant to Section 3.4 thereof.

         "Funding Office" means the office of each Participant identified on
Schedule II to the Participation Agreement as its funding office.

         "Funding Request" is defined in Section 3.4 of the Participation Agreement.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Gross Remarketing Proceeds" is defined in Section 20.2(h) of the Master Lease.

         "Guaranteed Obligations" is defined in Section 2.1(a) of the Guaranty.

         "Guaranteed Parties" means the Lessor Trust, the Owner Trustee, the Lenders, the Certificate Holders, the Administrative Agent and the Agent Certificate Holder, together with their respective successors and assigns.

         "Guarantor" means TruServ Corporation, a Delaware corporation.

         "Guaranty" means the Guaranty dated as of April 30, 1998, made by the Guarantor in favor of each of the Lessor Trust, the Owner Trustee, the Agent Certificate Holder, each of the Certificate Holders, the Administrative Agent and each of the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment

(including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

         "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever (all of the foregoing being defined as "Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Master Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes;
(ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Property, including all assessments for public improvements or benefits (whether or not such improvements are commenced or completed within the Lease Term)), and in each case all interest additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or authority upon or with respect to (a) any Tax Indemnitee, the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes or other Indebtedness with respect to the Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

                   (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental

          Authority and that are based upon or measured by or with respect to the net income (including, without limitation, any minimum taxes, income or capital gains taxes, withholding taxes, items of tax preference or franchise taxes) and any interest, additions to tax, penalties or other charges in respect thereof; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made; provided, further, that this clause (i) shall not apply to any Taxes imposed on the Agent Certificate Holder as a result of its compliance with the terms of Section 10.3 of the Participation Agreement following the occurrence and during the continuance of an Event of Default;

                  (ii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit the Lessee's obligation under Section 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

                 (iii) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an affiliate thereof and not caused by acts or omissions of the Lessee;

                  (iv) any tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 13.5 of the Participation Agreement.

         Notwithstanding the foregoing, no exclusion from the definition of Impositions set forth above shall apply to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on each Funding Date the Agent Certificate Holder had advanced funds to the Construction Agent in the form of a loan secured by the Property in an amount equal to the Property Improvement Cost funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease, as determined by such Tax Indemnitee, which determination shall be binding absent manifest error.

         "Improvements" means all buildings, structures, fixtures, Equipment and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land or any parcel of Land to be acquired pursuant to the terms of the Operative Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "Indemnitee" means the Trust Company, the Lessor Trust, each Lender, each Certificate Holder, the Administrative Agent and the Agent Certificate Holder.

         "Independent Auditor" is defined in Section 10.1(a) of the Participation Agreement.

         "Initial Construction Date" means the date of the first Advance made under the Operative Documents with respect to Construction Costs for the Property.

         "Initial Interest Period" is defined in Section 3.4 of the Participation Agreement.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

         "Intercreditor Agreement" means that certain First Amended and Restated Intercreditor Agreement in the form attached as an exhibit to the Existing Credit Agreement.

         "Interest Rate" is defined in Section 2.4(a) of the Loan Agreement.

         "Interim Lease Term" is defined in Section 2.3 Master Lease.

         "Interim Termination Date" means the second anniversary of the Documentation Date.

         "Land" means each fee interest or leasehold interest, as the case may be, in real property described on Schedule I to the Lease Supplement, and includes all Appurtenant Rights attached thereto.

         "Land Acquisition Cost" means the amount of the Advance made available to the Construction Agent for the purpose of acquiring the portion of the Property constituting Land, as such amount is set forth in the Funding Request relating to the acquisition of the Property.

         "Lease" means, collectively, the Master Lease and the Lease Supplement.

         "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Certificate Holder Balance and all other amounts owing by the Guarantor or the Lessee under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any) minus all payments of Fixed Rent made on or prior to such date, if any.

         "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 16.1 of the Master
Lease.

         "Lease Rents" is defined in Section 2(a)(i) of the Assignment of Lease and Rent.

         "Lease Supplement" means the Lease Supplement substantially in the form of Exhibit A to the Master Lease, executed by the Lessee and the Lessor Trust, dated as of an Acquisition Date and covering the Property located on the Land identified on Schedule I thereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Lease Term" means, with respect to the Property, the period commencing on (and including) the Acquisition Date for the Property and ending on (but excluding) the Expiration Date.

         "Lender Basic Rent" means, as determined as of any Basic Rent Payment Date, the sum of (a) interest due on the Loans, determined in accordance with
Section 2.4 of the Loan Agreement and excluding (i) any interest at the applicable Overdue Rate on any installment of Lender Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lender Basic Rent and (b) the Fixed Rent due under the Lease Supplement with respect to the Loans after giving effect to any prepayment of Fixed Rent.

         "Lenders" means, collectively, the various financial institutions that are or may from time to time become parties to the Loan Agreement as Lenders.

         "Lessee" means Mary Green, LLC, a Delaware limited liability company, as Lessee under the Lease and the other Operative Documents.

         "Lessee Agent" means TruServ Corporation, a Delaware corporation.

         "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Agent Certificate Holder's, Lessor Trust's and the Lenders' respective interests under the Master Lease and the Lease Supplement to the extent the Master Lease and Lease Supplement are security agreements.

         "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant, with respect to Taxes or Transaction Expenses against which Lessee Agent is not required to indemnify any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement, or
(d) any claim against the Lessor Trust arising out of any transfer by the Agent Certificate Holder of all or any portion of the interest of the Lessor Trust in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor Trust pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Master Lease.

         "Lessor Mortgage" means the Lease Supplement and any and all other security instruments in appropriate recordable form in the relevant jurisdiction sufficient to grant to the Lessor Trust a first priority Lien on the Property.

         "Lessor Trust" means the TruServ 1998 Trust created under and pursuant to the Trust Agreement.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "Loan Agreement" means the Loan Agreement, dated as of April 30, 1998, among the Lessor Trust, as borrower thereunder, the Lenders, and the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

         "Loan Agreement Event of Default" is defined in Section 5.1 of the Loan Agreement.

         "Loan Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon pursuant to the Loan Agreement.

         "Loan Commitment" means the Commitment of each Lender in the amount set forth on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time (including, without limitation, pursuant to Section 3.7, the Participation Agreement).

         "Loan Documents" means the Loan Agreement and the Notes.

         "Loans" is defined in Section 2.1 of the Loan Agreement.

          "Margin Stock" has the meaning given such term under Regulation U of the F.R.S. Board.

         "Marketing Period" means the period commencing on the date 365 days prior to the Expiration Date and ending on the Expiration Date.

         "Master Lease" means the Master Lease and Mortgage, dated as of April 30, 1998, among the Lessor Trust, the Lessee and the Lessee Agent as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Material" and "Materially" mean material to (i) the ability of the Lessee or Guarantor to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of the Property.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon the operations, business, properties, condition (financial or otherwise), or prospects of the Guarantor and its Subsidiaries taken as a whole, (b) material impairment of the ability of any Lessee or Guarantor to perform any of its obligations under any Operative Document to which it is or will be a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor or the Lessee under any Operative Document.

         "Material Subsidiary" shall mean at any time any Subsidiary having at such time either (1) total net revenues (net of earnings and expenses resulting from transactions with the Guarantor or any Subsidiary) for the period of the immediately preceding four fiscal quarters equal to or greater than 5% of the consolidated total net revenues of the Guarantor and its Subsidiaries for such period determined in accordance with GAAP or (2) total assets (net of any assets that constitute obligations of the Guarantor or any Subsidiary), as of the last day of the immediately preceding fiscal quarter, equal to or greater than 5% of Consolidated Net Worth as of such date, in each case as reflected in the most recent annual or quarterly financial statements of the Guarantor and its Subsidiaries.

         "Maturity Date" means with respect to the Loans and the Certificate Holder Amounts, the fifth (5th) anniversary of the Documentation Date, unless such Maturity Date is extended pursuant to Section 2.7 of the Loan Agreement and
Section 11.1 of the Participation Agreement.

         "Member" means any Person which is a stockholder of the Guarantor or has applied for stock ownership of the Guarantor.

         "Modifications" is defined in Section 10.1 of the Master Lease.

         "Mortgage Foreclosure Act" is defined in Section 16.4 of the Master Lease.

         "Multiemployer Plan" means any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds" means all amounts received by the Agent Certificate Holder, the Lessor Trust or any Participant in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Agent Certificate Holder's or Lessor Trust's exercise of remedies under Section 16.2 of the Master Lease or the Lessee Agent's exercise of the Remarketing Option under Article XX of the Master Lease and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent Certificate Holder or any Participant is entitled to be reimbursed pursuant to the Lease.

         "Non-Consenting Participant" is defined in Section 11.1(b) of the Participation Agreement.

         "Notes" is defined in Section 2.2 of the Loan Agreement.

         "Obligations" means all obligations (monetary or otherwise) of the Lessee or the Guarantor arising under or in connection with any of the Operative Documents.

         "Operative Documents" means the following:

                   (a)     the Participation Agreement;

                   (b)     the Master Lease;

                   (c)     the Lease Supplement;

                   (d)     the Loan Agreement;

                   (e)     each Note;

                   (f)     the Assignment of Lease and Rent;

                   (g)     each Deed and ground lease;

                   (h)     the Lessor Mortgages;

                   (i)     the Lessor Financing Statements;

                   (i)     the Construction Agency Agreement;

                   (k)     the Construction Agency Agreement Assignment;

                   (1)     the Construction Documents Assignment;

                   (m)     each Construction Agency Agreement Supplement;

                   (n)     each Assignment of Lease and Rent Supplement;

                   (o)     the Arranger's Fee Letter;

                   (p)     the Guaranty;

                   (q)     the Trust Agreement;

                   (r)     each Certificate; and

                   (s) each guaranty, security agreement, mortgage or other document executed in connection with the Intercreditor Agreement which secures or guaranties the Obligations.

         "Original Executed Counterpart" is defined in Section 26.9 of the Master Lease.

         "Outside Completion Date" means the date occurring on the earlier of
(a) eighteen (18) months after the date the initial Advance is made in respect of the Property and (b) the Interim Termination Date.

         "Overdue Rate" means, with respect to any Loan or Certificate Holder Amount, the Base Rate or the Adjusted Eurodollar Rate then in effect for such Loan or Certificate Holder Amount, as the case may be, plus three percent (3%), in addition to the percentages set forth in the definition of Base Rate.

          "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation.

         "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to any Certificate Holder, an amount equal to the aggregate outstanding Certificate Holder Amounts of such Certificate Holder, together with all amounts of accrued and unpaid Yield thereon.

         "Participants" means, collectively, each Lender and each Certificate Holder, and their successors and assigns.

         "Participation Agreement" means the Participation Agreement dated as of April 30, 1998, among the Lessee, the Lessee Agent, Construction Agent, the Guarantor, the Agent Certificate Holder, the Certificate Holder, the Lenders, the Administrative Agent, the Arranger, the Owner Trustee and the Lessor Trust as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Payment Date" means each Scheduled Payment Date and each date on which Basic Rent is required to be paid by any Lessee.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Guarantor or any ERISA Affiliate may have any liability.

         "Permitted Property Liens" means, with respect to the Property, any of the following:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

                  (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

                  (iii) Liens for Taxes that either are not yet subject to interest or penalties or are being contested in accordance with the provisions of Section 12.1 of the Master Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Master Lease;

                   (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Agent Certificate Holder have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section
         12.1 of the Master Lease;

                  (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Master Lease;

                  (viii) Lessor Liens;

                  (ix) Liens created by the Lessee with the consent of the Required Participants; and

                  (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to Section 6.1(q) of the Participation Agreement, other than Liens described in clause (iv) or
         (vi) above that are not removed within forty (40) days of their discovery by Lessee Agent or the Lessee.

         "Person" means any natural person, corporation, trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Guarantor or any ERISA Affiliate.

         "Plans and Specifications" means, with respect to the Property, the plans and specifications for the Construction thereof, as more particularly described in Schedule 2 to the Construction Agency Agreement Supplement.

         "Prime Rate" refers to that interest rate so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Administrative Agent. The Administrative Agent lends at interest rates above and below the Prime Rate.

         "Property" means (i) the Lessor Trust's interest in the Land, as lessee or as owner in fee simple thereof, (ii) all of the Improvements at any time located on or under the Land and (iii) the Equipment at any time located on or under the Land.

         "Property Balance" means the Lease Balance.

         "Property Cost" means, with respect to the Property, the sum of the Land Acquisition Cost and the Property Improvement Costs for the Property.

         "Property Improvement Costs" means the aggregate amount of Advances made to or at the direction of the Construction Agent for the purpose of paying Construction Costs and the Transaction Expenses relating to such funding and construction, as such amount is set forth in the Funding Request relating thereto.

         "Purchase Notice" means an irrevocable written notice by the Lessee Agent delivered to the Agent Certificate Holder pursuant to Section 18.1 of the Master Lease, notifying the Agent Certificate Holder of the Lessee Agent's intention to exercise its option pursuant to such Section, and identifying the proposed purchase date therefor.

         "Purchase Option" means the Lessee Agent's option to purchase all (but not less than all) of the Property in accordance with the provisions of Section
18.1 of the Master Lease.

         "Purchase Option Price" is defined in Section 18.1 of the Master Lease.

         "Qualified Land" means each parcel of Land which has a Land Acquisition Cost that equals or exceeds 25% of the sum of (x) such Land Acquisition Cost plus (y) the Estimated Improvement Costs of the Property consisting of the Land and the Improvements thereon.

         "Quarterly Payment Date" means the last day of each July, October, January and April or, if any such day is not a Business Day, the next succeeding Business Day.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

         "Remarketing Option" is defined in Section 20.1 of the Master Lease.

         "Renewal Term" is defined in clause (a) of Section 11.1 of the Participation Agreement.

         "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

         "Rents" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Replacement Participant" is defined in Section 11.1(b) of the Participation Agreement.

         "Reportable Event" means any of the events described in Section 4043(c) of ERISA other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requesting Party" is defined in Section 22.1 of the Master Lease.

         "Required Certificate Holders" means, at any time, Certificate Holders having Commitments representing at least 66-2/3% of the aggregate Certificate Holder Commitments or, for purposes of acceleration pursuant to Section 16.2 of the Master Lease or in the event that the Certificate Holder Commitments have been terminated, Certificate Holders representing at least 66-2/3% of the aggregate Certificate Holder Amount outstanding; provided however that if any Certificate Holder shall be a Defaulting Participant at such time, then there shall be excluded from the definition of "Required Certificate Holders" such Defaulting Participant's Commitments, or after termination of the Commitments, the amount of the Certificate Holder Amount owing to such Defaulting Participant.

         "Required Lenders" means, at any time, Lenders having Commitments representing at least 66-2/3% of the aggregate Loan Commitments or, for purposes of acceleration pursuant to Section 5.2(a)(ii)(y) of the Loan Agreement or in the event that the Loan Commitments have been terminated, Lenders representing at least 66-2/3% of the aggregate principal amount of Loans outstanding; provided, however, that if any Lender shall be a Defaulting Participant at such time, then there shall be excluded from the determination of "Required Lenders" such Defaulting Participant's Commitments, or after termination of the Commitments, the principal balance of the Loans owing to such Defaulting Participant.

         "Required Modification" is defined in Section 10.1 of the Master Lease.

         "Required Participants" means at any time Participants representing 66-2/3% of the aggregate Commitments of the Lenders and Certificate Holders, or if such Commitments shall have been terminated, Participants representing at least 66-2/3% of the aggregate of Loans and Certificate Holder Amounts outstanding; provided, however, that any Defaulting Participant's Commitments, Loans or Certificate Holder Amounts, as the case may be, shall be excluded therefrom.

         "Requirement of Law" means, as to any Person (a) the partnership agreement, certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and (b) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee Agent or the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

         "Responsible Officer" of any Person means the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of the Guarantor, general counsel of the Guarantor or any other officer of the Guarantor involved principally in its financial administration or its controllership function.

         "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer in substantially the form of Exhibit D-5 to the Participation Agreement, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Restated Certificate of Trust" means any restated Certificate of Trust as required by Section 3810(b) or (c) of the Delaware Business Trust Act.

         "Restricted Investments" shall mean any Investment prohibited by
Section 10.2(k).

         "Restricted Payment" is defined in Section 10.2(l) of the Participation Agreement.

         "Scheduled Payment Date" means:

                   (a) as to any Base Rate Loan/Certificate Holder Amount, each Quarterly Payment Date and the Maturity Date; provided, however, that if any such day is not a Business Day, then the "Scheduled Payment Date" shall be the immediately succeeding Business Day; and

                  (b) as to Fixed Rent, on each Fixed Rent Payment Date.

         "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Shared Rights" is defined in Section 2(a) of the Assignment of Lease and Rent.

         "Shortfall Amount" means, as of the Expiration Date, an amount equal to
(i) the Lease Balance, minus (ii) that portion of the Loan Balance received by the Administrative Agent from the Lessee pursuant to Section 20.2(f) of the Master Lease, minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase the Property obtained by the Lessee Agent pursuant to Section 20.2(a) of the Master Lease; provided, however, that if the sale of the Property to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus (ii) the Loan Balance received by the Administrative Agent pursuant to Section 20.2(f) of the Master Lease.

         "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of the Administrative Agent and the Agent Certificate Holder (a) renders the Property unsuitable for continued use as property of the type of the Property immediately prior to such Casualty, or (b) is so substantial in nature that restoration of the Property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

         "Significant Condemnation" means (a) a Condemnation that involves a taking of the Lessor Trust's entire title to the Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Administrative Agent and the Agent Certificate Holder (i) renders the Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation, or (b) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

         "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

          "Structuring and Underwriting Fee" is defined in the Arranger's Fee Letter.

         "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee or the Lessee Agent, as applicable, assumes or agrees to pay to the Administrative Agent, any Participant or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Commitment Fees, the Certificate Holder Balance, the Loan Balance, the Shortfall Amount, amounts due pursuant to
Section 13.2 of the Participation Agreement and payments pursuant to Sections
15.2 of the Master Lease and Articles XVIII and XX of the Master Lease.

         "Tax Indemnitee" means each Lender, each Certificate Holder, the Owner Trustee, the Lessor Trust, the Administrative Agent and the Agent Certificate Holder.

         "Taxes" is defined in the definition of Impositions.

         "Termination Date" is defined in Section 15.2 of the Master Lease.

         "Termination Notice" is defined in Section 15.1 of the Master Lease.

         "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                   (a) subject to the fee letters of counsel, if applicable, the reasonable fees, out-of-pocket expenses and disbursements of Chapman and Cutler, special counsel for the Administrative Agent and Arranger, Agent Certificate Holder and Certificate Holders, and such reasonable fees, expenses and disbursements of counsel for the Lessee Agent and Owner Trustee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                   (b) the reasonable fees, out-of-pocket expenses and disbursements of special counsel for the Administrative Agent, Arranger, Owner Trustee, Agent Certificate Holder and Certificate Holders in connection with (1) the transactions contemplated to occur on each Funding Date and the Acquisition Date, (2) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by Lessee Agent, and (3) any enforcement of any rights or remedies against Lessee Agent, Guarantor or the Lessee in respect of the Operative Documents that arise after a Lease Event of Default;

                   (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency required by the Operative Documents in connection with the transactions contemplated by the Operative Documents.

                   (d) all reasonable out-of-pocket expenses, disbursements and costs of the Administrative Agent, Arranger, Owner Trustee and the Agent Certificate Holder paid or incurred in connection with the transactions contemplated by the Operative Documents (including without limitation the transactions contemplated to occur on each Funding Date and Acquisition Date);

                  (e) all title fees, premiums and escrow costs and other expenses relating to title insurance and the closing contemplated by the Operative Documents;

                  (f) all reasonable expenses relating to property surveys and Environmental Audits; and

                  (g) all reasonable fees and other expenses relating to Appraisals.

         "Transactions" shall mean the transactions contemplated under the Participation Agreement and each of the other Operative Documents.

         "Transferee" is defined in Section 12.3 of the Participation Agreement.

         "Trust Agreement" means the Trust Agreement dated as of April 30, 1998 between the Agent Certificate Holder and the Owner Trustee.

         "Trust Company" means Wilmington Trust Company in its individual capacity.

         "Trust Estate" is defined in Section 2.2 of the Trust Agreement.

         "Trust Expenses" is defined in Section 6.1 of the Trust Agreement.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets determined in accordance with the assumptions used in funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Unmatured Event of Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Yield" is defined in Section 4.1(a) of the Participation Agreement.

         "Yield Rate" means the Base Rate.